Exhibit 10.6
INDEMNIFICATION AGREEMENT
     This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of the                      day of                     , 2009, by and between Range Resources Corporation, a Delaware corporation (including any successors, the “Company”), and                                          (the “Indemnitee”).
RECITALS:
     1. Competent and experienced persons are reluctant to serve or to continue to serve corporations with publicly traded securities as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to and activities on behalf of those corporations.
     2. The Board of Directors of the Company (the “Board”) has determined that economic uncertainties and the litigation risk attendant to service as a [director] [and] [officer] will make it more difficult to attract and retain competent and experienced persons, that this situation is detrimental to the best interests of the Company’s equity holders, and that the Company should act to assure its directors and officers that there will be increased certainty of adequate protection in the future.
     3. The Company’s Amended and Restated By-laws (the “By-laws”) provide that the Company will indemnify certain persons to the fullest extent permitted by applicable law, will advance expenses in connection therewith and permits this Agreement, and Indemnitee’s willingness to serve as a [director] [and] [officer] of the Company is based in part on Indemnitee’s reliance on such provisions in the By-laws and on the additional protection provided by this Agreement.
     4. It is reasonable, prudent, and necessary for the Company to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve the Company.
     5. The Indemnitee is willing to serve and continue to serve the Company or its Subsidiaries on the condition that he or she shall be indemnified to the fullest extent permitted by law.
     6. Concurrently with the execution of this Agreement, the Indemnitee is agreeing to serve or to continue to serve as a director or officer of the Company and/or one or more of its Subsidiaries.
AGREEMENTS:
     NOW, THEREFORE, in consideration of the foregoing, the Indemnitee’s agreement to serve or continue to serve as a director or officer of the Company and/or one or more of its

Subsidiaries, and the covenants contained in this Agreement, the Company and the Indemnitee agree as follows:
     1. Certain Definitions. For purposes of this Agreement:
          (a) Affiliate shall mean any Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.
          (b) Business Combination shall mean consummation of either (x) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, whether in one or a series of related transactions, or (y) the acquisition of assets or stock of another entity by the Company, excluding, however, any transaction pursuant to which:
               (i) Persons who were the beneficial owners (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Owner”), respectively, of the then outstanding shares of common stock, par value $0.01 per share, of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination, upon consummation of such Business Combination, are the Beneficial Owners, directly or indirectly, of more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination;
               (ii) no Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or group (within the meaning of Rule 13d-5 promulgated under the Exchange Act) (“Group”) becomes the Beneficial Owner of 35% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of the Surviving Corporation, or (y) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; and
               (iii) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation;

where, for purposes of this definition of Business Combination, the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect Subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination:
          (c) Change of Control shall mean the occurrence of any of the following events:
               (i) Change in Board Composition. Incumbent Directors cease for any reason to constitute at least a majority of members of the Board;
               (ii) Business Combination. The consummation of a Business Combination;
               (iii) Stock Acquisition. Any Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or Group becomes the Beneficial Owner of 35% or more of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this Section 1(c)(iii), no Change in Control shall be deemed to have occurred as a result of the following acquisitions: (A) any acquisition directly from the Company, or (B) any acquisition by a Person excluded from the definition of a Business Combination pursuant to clauses (A), (B) and (C) of Section 1(b); or
               (iv) Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).
          (d) Claim shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, securities laws actions, suits, and proceedings and also any cross claim or counterclaim in any action, suit, or proceeding), whether civil, criminal, arbitral, administrative, regulatory or investigative in nature, or any inquiry or investigation (including discovery), whether instituted, made or conducted by the Company, any governmental body or agency or self-regulatory body, or any other Person, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding.
          (e) Court of Competent Jurisdiction shall mean any state or federal court located in the states of Delaware, New York or Texas, having subject matter jurisdiction over the applicable proceeding, or any court in any other jurisdiction in which a Claim is commenced by a third person for purposes of any action, suit or proceeding related to this Agreement.
          (f) Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
          (g) Expenses shall mean all costs, expenses (including attorneys’ and experts’ fees), and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in, or participating in (including on appeal), preparing to defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event, or incurred in enforcing this Agreement, any directors’ or officers’ insurance policies maintained by the Company or any other indemnity right of the Indemnitee.
          (h) Incumbent Directors shall mean Persons who constitute the Board as of the date of this Agreement and any Person becoming a director of the Company if that Person’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; provided, however, that any such Person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director.
          (i) Indemnifiable Event shall mean any actual or alleged act, omission, statement, misstatement, event, or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee, agent, or fiduciary of any of the Company’s parent(s) or Subsidiaries and/or any other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other enterprise, or by reason of any actual or alleged thing done or not done by the Indemnitee in any such capacity. For purposes of this Agreement, the Company agrees that the Indemnitee’s service on behalf of or with respect to any Subsidiary or employee benefits plan of the Company or any Subsidiary of the Company shall be deemed to be at the request of the Company. An Indemnifiable Event may occur in connection with any activities of the Company or its Subsidiaries and is not limited to events that occur in connection with a Change of Control, a Potential Change of Control or any other major transaction.
          (j) Indemnifiable Liabilities shall mean all Expenses and all other liabilities, losses, damages (including, without limitation, punitive, exemplary, and the multiplied portion of any damages), judgments, payments, fines, penalties, amounts paid in settlement, and awards paid or incurred (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) that arise out of, or in any way relate to, a Claim based upon or relating to any Indemnifiable Event. Indemnifiable Liabilities may arise from Claims asserted by or in the right of the Company, any governmental body or agency, or any other Person.
          (k) Person shall mean any individual, partnership, corporation, limited liability company, trust or other entity.
          (l) Potential Change of Control shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change of Control; (iii) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the then Outstanding

Company Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by that Person on the date hereof, provided that for purposes of this clause (iii) a “Person” shall (a) not include the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company and (b) shall include any member of a Group of which any Person described in clause (iii) is a member with respect to the Company’s Voting Securities; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.
          (m) Reviewing Party shall mean (i) a member or members of the Board who are not parties to the particular Claim for which the Indemnitee is seeking indemnification or (ii) if a Potential Change of Control or a Change of Control has occurred and the Indemnitee so requests, or if the members of the Board so elect, or if all of the members of the Board are parties to such Claim, Special Counsel.
          (n) Special Counsel shall mean special, independent legal counsel that is experienced in matters of corporate law selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed material services for the Company or for the Indemnitee within the last three years (other than as Special Counsel under this Agreement or similar agreements).
          (o) Subsidiary shall mean, with respect to any Person, any corporation or other entity of which a majority of the voting power of the Voting Securities is owned, directly or indirectly, by that Person.
          (p) Voting Securities any securities or other equity interests that vote generally in the election of directors or managers, in the admission of general partners, or in the selection of any other similar governing body.
     2. Indemnification and Expense Advancement.
          (a) The Company shall indemnify the Indemnitee and hold the Indemnitee harmless to the fullest extent permitted by law, as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, from and against any and all Indemnifiable Liabilities. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Claim or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, the Indemnitee shall be indemnified against all Indemnifiable Liabilities relating to, arising out of or resulting from such Claim and no standard of conduct determination shall be required. In all other cases, the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall have determined (in a written opinion in any case in which Special Counsel is involved) that the Indemnitee has satisfied any applicable standard of conduct under Delaware law that is legally required as a condition precedent to the indemnification and that the Indemnitee is otherwise permitted to be indemnified under this Agreement and applicable law. Any determinations required under this Section 2(a) shall be made promptly by the Reviewing Party.

          (b) If so requested by the Indemnitee, the Company shall advance to the Indemnitee all reasonable Expenses incurred by the Indemnitee to the fullest extent permitted by law (or, if applicable, reimburse the Indemnitee for any and all reasonable Expenses incurred by the Indemnitee and previously paid by the Indemnitee) within 10 business days after such request (an “Expense Advance”). The Company shall be obligated from time to time at the request of the Indemnitee to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim. In connection with any request for an Expense Advance, if requested by the Company, the Indemnitee or the Indemnitee’s counsel shall submit an affidavit stating that the Expenses to which the Expense Advances relate are reasonable. The Company shall not require collateral or other security for the Indemnitee’s covenant to repay any Expense Advances that should not have been paid or are unreasonable. The Indemnitee will return, without interest, any portion of such Expense Advance that remains unspent at the final conclusion of the Claim to which the Expense Advance related.
          (c) Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company. If, when, and to the extent that the Reviewing Party determines that (i) the Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable law or (ii) the amount of the Expense Advance was not reasonable, the Company shall be entitled to be reimbursed by the Indemnitee, and the Indemnitee agrees to reimburse the Company without interest for (x) all related Expense Advances that are made or paid by the Company in the event that it is determined that indemnification would not be permitted or (y) the excessive portion of any Expense Advances in the event that it is determined that such Expenses Advances were unreasonable, in either case, if and to the extent such reimbursement is required by applicable law; provided, however, that if the Indemnitee has commenced legal proceedings in a Court of Competent Jurisdiction to secure a determination that the Indemnitee could be indemnified under applicable law, or that the Expense Advances were reasonable, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law or that the Expense Advances were unreasonable shall not be binding. Thereafter, the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made to the contrary (as to which all rights of appeal there from have been exhausted or lapsed). This judicial determination shall be conclusive and binding on the Company and the Indemnitee, and, if the judicial determination is that the Indemnitee was not permitted to be indemnified with respect to a Claim under applicable law or that any Expense Advance was unreasonable, the Indemnitee shall reimburse the Company as provided in this Section 2(b).
          (d) Nothing in this Agreement, however, shall require the Company to indemnify or advance Expenses to the Indemnitee or entitle Indemnitee to indemnity with respect to (i) any Claim initiated by the Indemnitee, other than a Claim solely seeking enforcement of the Company’s indemnification obligations to the Indemnitee or a Claim authorized by the Board; or (ii) any Claim initiated by the Company against the Indemnitee to protect and prevent disclosure of confidential information of the Company; provided, however, that if the Indemnitee is successful in a suit related to clause (ii), the Indemnitee shall be entitled to be paid the Expenses related to such Claim.

     3. Special Provisions in the Event of a Change of Control. If there is a Potential Change of Control or a Change of Control and if the Indemnitee requests in writing that Special Counsel be the Reviewing Party, then Special Counsel shall be the Reviewing Party. In such a case, the Company agrees not to request or seek reimbursement from the Indemnitee of any indemnification payment or Expense Advances unless Special Counsel has rendered a written opinion to the Company and the Indemnitee that the Company was not or is not permitted under applicable law to indemnify, in whole or in part, the Indemnitee or that such Expense Advances were unreasonable. However, if the Indemnitee has commenced legal proceedings in any Court of Competent Jurisdiction to secure a determination that such indemnification is permitted under applicable law or that the Expense Advances were reasonable, any determination made by Special Counsel that the Indemnitee would not be permitted to be indemnified under applicable law or that the Expense Advances were unreasonable is not binding, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made to the contrary (as to which all rights of appeal have been exhausted or lapsed). Such a final judicial determination shall be conclusive and binding on the Company and the Indemnitee. The Company agrees to pay the reasonable fees of Special Counsel and to indemnify Special Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or Special Counsel’s engagement under this Agreement. Subject to the foregoing, any determination made by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.
     4. Indemnification for Additional Expenses; Advances. To the fullest extent permitted by applicable law, the Company shall indemnify the Indemnitee against any and all costs and expenses (including attorneys’ and expert witnesses’ fees) and, if requested by the Indemnitee, shall (within two business days of that request) advance those costs and expenses to the Indemnitee, that are incurred by the Indemnitee if the Indemnitee, whether by formal proceedings or through demand and negotiation without formal proceedings: (a) seeks to enforce the Indemnitee’s rights under this Agreement, (b) seeks to enforce the Indemnitee’s rights to expense advancement or indemnification under any other agreement or provision of the Company’s By-laws, certificate of incorporation or other constituent documents now or hereafter in effect relating to Claims for Indemnifiable Events, or (c) seeks recovery under any directors and officers’ liability insurance policies maintained by the Company, in each case regardless of whether the Indemnitee ultimately prevails; provided, however, that a Court of Competent Jurisdiction has not found the Indemnitee’s claim for indemnification or expense advancements under the foregoing clauses (a), (b) or (c) to be barred, unenforceable or frivolous, presented for an improper purpose, without evidentiary support, or otherwise sanctionable under Federal Rule of Civil Procedure No. 11 or an analogous rule or law, and provided further, that if a court makes such a finding, the Indemnitee shall reimburse the Company for any amounts previously advanced to the Indemnitee pursuant to this Section 4. Subject to the preceding sentence, to the fullest extent permitted by applicable law, the Company waives any and all rights that it may have to recover its costs and expenses from the Indemnitee.
     5. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some, but not all, of the Indemnitee’s Indemnifiable Liabilities, the Company shall indemnify the Indemnitee for the portion to which the Indemnitee is entitled.

     6. Contribution.
          (a) Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined not to be permitted under applicable law, the Company, in lieu of indemnifying the Indemnitee, shall, to the extent permitted by law, contribute to the amount of any and all Indemnifiable Liabilities incurred or paid by the Indemnitee for which such indemnification is not permitted. The amount the Company contributes shall be in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and of the Company and any and all other Persons (including officers and directors of the Company other than the Indemnitee and other Persons not an Affiliate of the Company) who may be at fault (collectively, including the Company, the “Third Parties”), on the other hand.
          (b) Relative Fault. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of the Indemnitee as determined by the court or other governmental agency or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the relevant events, of each party, and other relevant equitable considerations. The Company and the Indemnitee agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6(b).
          (c) Contribution Guidelines. The provisions in this Section 6(c) are to be used as guidelines by the Company and the Indemnitee in determining the amount to be contributed by the Company to the extent the use of such guidelines is not prohibited by applicable law or by court order.
               (i) The amount to be contributed by the Company is to be an amount equal to (A) the total Indemnifiable Liabilities incurred with respect to the Indemnifiable Event assessed against or incurred or paid by the Indemnitee for which such indemnification is not permitted (the “Ineligible Amounts”) minus (B) the product of (1) the total Indemnifiable Liabilities incurred with respect to the Indemnifiable Event assessed against or incurred or paid by the Indemnitee and all Third Parties (“Total Contribution Amounts”) multiplied by (2) the relative fault of the Indemnitee (expressed as a percentage).
               (ii) If any Third Parties (“Settled Parties”) shall have settled Claims against them arising by reason of (or in part out of) the same Indemnifiable Event, then: (A) if the Indemnifiable Liabilities assessed against or incurred or paid by the Indemnitee take into account the relative fault of the Settled Parties, then the amount to be contributed by the Company is to be an amount equal to the amount by which the Indemnifiable Liabilities assessed against or incurred or paid by the Indemnitee exceeds the product of (1) the sum of Indemnifiable Liabilities assessed against or incurred or paid by the Indemnitee and all Third Parties other than the Settled Parties multiplied by (2) a fraction, the numerator of which is the relative fault of the Indemnitee and the denominator of which is the sum of the relative fault of the Third Parties other than the Settled Parties plus the relative fault of the Indemnitee (expensed as a percentage), and (B) if the Indemnifiable Liabilities assessed against the Indemnitee take into account, in lieu of the relative fault of the Settled Parties, amounts actually paid by the Settled Parties in settlement of such Indemnifiable Event, then the amount that the Company shall be obligated to contribute pursuant to this Section 6 shall be an amount equal to the amount by which the Ineligible Amounts assessed against or incurred or paid by the Indemnitee exceed the product of (1) the relative fault of the Indemnitee (expressed as a percentage) multiplied by (2) the sum of the Indemnified Liabilities assessed against or incurred or paid by the Indemnitee and the Third Parties other than the Settled Parties plus the amounts so paid by the Settled Parties.
               (iii) The guidelines in the foregoing clauses (i) and (ii) are to be applied, and adjusted as determined in good faith by a Reviewing Party or a court determining the appropriate amount to be contributed by the Company pursuant to this Section 6, as necessary to result in the Ineligible Amounts for which the Indemnitee ultimately is responsible being proportionate to the relative fault of the Indemnitee.
Notwithstanding the provisions of this Section 6, the total amount of contribution provided to the Indemnitee pursuant to this Section 6 shall not exceed the actual Ineligible Amounts assessed against or incurred or paid by the Indemnitee and the Indemnitee shall not be liable for or obligated to pay to any Third Party any contribution amounts solely as a result of this Section 6.
     7. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified under any provision of this Agreement or to receive contribution pursuant to Section 6 of this Agreement, to the extent permitted by law the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.
     8. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, or an entry of an order of probation prior to judgment shall not create a presumption (other than any presumption arising as a matter of law that the parties may not contractually agree to disregard) that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
     9. Non-Exclusivity. The rights of the Indemnitee under this Agreement are in addition to any other rights the Indemnitee may have under the Company’s By-laws or certificate of incorporation, the Delaware General Corporation Law, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (i) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, the Indemnitee will be deemed to have such greater right under this Agreement and (ii) to the extent that any change is made to any Other Indemnity Provision (whether by statute or judicial decision) that permits any greater right to indemnification than would be afforded under this Agreement as of the date hereof, the Indemnitee will be deemed to have such greater rights under this Agreement. The Indemnitee’s rights under this Agreement shall not be diminished by any amendment to the Company’s By-laws or certificate of incorporation or of any other agreement or instrument to which the Indemnitee is not a party, and shall not diminish any other rights that the Indemnitee now or in the future has against the Company.
     10. Liability Insurance. Except as otherwise agreed to by the Company and the Indemnitee in a written agreement, the Company shall use commercially reasonable efforts to maintain an insurance policy or policies providing directors and officers’ liability insurance, and the Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available under such policy or policies for any Company director or officer then in office. This insurance shall be pursuant to policies with coverage, coverage limitations and other terms as the Board of Directors deems appropriate; provided, however, that so long as commercially reasonable, the Company shall maintain directors and officers’ insurance consistent with this Section 10 of this Agreement in a total coverage amount not less than the total coverage amount of the Company’s directors and officers’ liability insurance, including any umbrella coverages, in effect on the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company may suspend or modify the provisions of this Section 10 if (a) a majority of the directors who are independent under the Company’s Corporate Governance Guidelines determines that the coverage required by this Section 10 is not commercially reasonably available to the Company and (b) any substitute liability insurance coverage provided insures the Indemnitee on the same terms as the Company’s other officers and directors then in such positions.
     11. Period of Limitations. No action, lawsuit, proceeding or other Claim related to this Agreement may be brought against the Indemnitee or the Indemnitee’s spouse, heirs, executors, or personal or legal representatives, nor may any cause of action be asserted in any such action, lawsuit, proceeding, or other Claim by or on behalf of the Company, after the expiration of two years after the statute of limitations begins to run with respect to the Indemnitee’s act or omission that gave rise to the action, lawsuit, proceeding, or cause of action; provided, however, that, if any shorter period of limitations is otherwise applicable to any such action, lawsuit, proceeding, or cause of action, the shorter period shall govern.
     12. Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any provision of this Agreement shall be effective unless in a writing signed by the party granting the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall any waiver constitute a continuing waiver.
     13. Other Sources. The Indemnitee shall not be required to exercise any rights that the Indemnitee may have against any other Person (for example, under an insurance policy) before the Indemnitee enforces his rights under this Agreement. However, to the extent the Company actually indemnifies the Indemnitee or advances to him or her Expenses, the Company shall be subrogated to the rights of the Indemnitee and shall be entitled to enforce any such rights which the Indemnitee may have against third parties. The Indemnitee shall reasonably assist the Company in enforcing those rights if it pays his or her costs and expenses of doing so. If the Indemnitee is actually indemnified or advanced Expenses by any third party, then, for so long as the Indemnitee is not required to disgorge the amounts so received, to that extent the Company shall be relieved of its obligation to indemnify the Indemnitee or advance the Indemnitee Expenses.
     14. Successors and Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Indemnitee and his or her counsel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but will not otherwise be assignable or delegable by the Company.
          (b) This Agreement will inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.
          (c) This Agreement is personal in nature and neither of the parties will, without the consent of the other, assign or delegate this Agreement or any rights or obligations of the parties except as expressly provided in Sections 14(a) and 14(b). Without limiting the generality or effect of the foregoing, the Indemnitee’s right to receive payments under this Agreement is not assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer to the Indemnitee’s estate or by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 14(c), the Company will have no liability to pay any amount so attempted to be assigned or transferred.
     15. Severability. If any provision of this Agreement is held to be illegal, invalid, unenforceable or against public policy under present or future laws effective during the term of this Agreement, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part of the Agreement; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of that illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable so long as it does not prejudice any other rights of any party under this Agreement.
     16. Continuation of Indemnity. All agreements and obligations of the Company contained in this Agreement shall continue during the period the Indemnitee is a director or officer of the Company or is serving at the request of the Company as a director, member, officer, employee, trustee, agent or fiduciary of any other entity (including, but not limited to, another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan) and shall also continue after the period of such service with respect to any possible claims based on the fact that the Indemnitee was or had been a director or officer of the Company or was or had been serving at the request of the Company as a director, member, officer, employee, trustee, agent or fiduciary of any other entity (including, but not limited to, another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan).
     17 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws. Each party consents to non-exclusive jurisdiction of any Court of Competent Jurisdiction, waives any objection to venue in that forum or any defense based on forum non conveniens or similar theories and agrees that service of process may be effected in any such action, suit or proceeding by notice given in accordance with Section 19.
     18. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     19. Notices. Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by the Secretary of the Company shall be deemed receipt of such notice by the Company.
     20. Complete Agreement. This Agreement constitutes the complete understanding and agreement among the parties with respect to the subject matter of the Agreement and, subject to Section 21 of this Agreement, supersedes all prior agreements and understandings between the parties with respect to indemnification of Indemnitee by the Company, other than any additional or other indemnification and advancement rights that the Indemnitee may enjoy under the Company’s By-laws, certificate of incorporation or other constituent documents, its insurance coverages, or the Delaware General Corporation Law.
     21. Effect on Other Agreements and Rights. THIS AGREEMENT REPLACES AND SUPERCEDES IN ITS ENTIRETY ANY INDEMNIFICATION OR CONTRIBUTION AGREEMENT (WHETHER WRITTEN OR ORAL) ENTERED INTO BETWEEN THE COMPANY AND THE INDEMNITEE PRIOR TO THE DATE OF THIS AGREEMENT (A “PRIOR AGREEMENT”), AND THE PRIOR AGREEMENT SHALL TERMINATE UPON THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE COMPANY AND THE INDEMNITEE; PROVIDED, HOWEVER, THAT THIS AGREEMENT SHALL NOT AFFECT ANY EXISTING INDEMNITY OR ADVANCEMENT RIGHTS THAT THE INDEMNITEE MAY HAVE OR BE DEEMED TO HAVE UNDER THE PRIOR AGREEMENT. IN ADDITION, THIS AGREEMENT DOES NOT AFFECT ANY PAST, PRESENT OR FUTURE RIGHTS OF THE INDEMNITEE UNDER THE BY-LAWS OR CERTIFICATE OF INCORPORATION OF THE COMPANY IN EFFECT ON THE DATE OF THIS AGREEMENT OR AS LATER AMENDED.

     22. Certain Interpretive Matters. No provision of this Agreement will be interpreted in favor of, or against, either of the parties by reason of the extent to which any such party or its counsel participated in the drafting of it or by reason of the extent to which any such provision is inconsistent with any prior draft or previous forms of a similar agreement.
     23. No Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to employment or continued employment.
     24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
IN WITNESS WHEREOF, the Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first written above.

RANGE RESOURCES CORPORATION
By:
Name:
Title:

INDEMNITEE:

[Name]

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